As filed with the Securities and Exchange Commission on March 3, 2006.

Registration No. 333-117262

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No.1 to

FORM S-8

Registration Statement

Under

The Securities Act of 1933

NTL INCORPORATED

(formerly known as Telewest Global, Inc.)

(Exact name of registrant as specified in its charter)

Delaware	59-3778247
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

909 Third Avenue, Suite 2863

New York, New York

USA 10022

(Address of principal executive offices)

NTL Incorporated 2004 Stock Incentive Plan
(formerly the Telewest Global, Inc. 2004 Stock Incentive Plan)

(Full title of the plan)

Bryan H. Hall
Secretary and General Counsel
NTL Incorporated
909 Third Avenue, Suite 2863
New York, New York 10022
(212) 906-8440
(Name, Address, including Zip Code, and telephone number, including area code, of agent for service)

EXPLANATORY NOTE

Telewest Global, Inc. (the “Registrant”) previously filed a registration statement on Form S-8 with the Securities and Exchange Commission (Sec. File No. 333-117262) in connection with the registration of 24,500,000 shares of common stock of Telewest Global, Inc., par value $.01 per share, to be offered under the Telewest Global, Inc. 2004 Stock Incentive Plan (the “Plan”). On March 3, 2006, following the consummation of (i) the reclassification (the “Reclassification”) of each share of common stock of the Registrant issued and outstanding immediately prior to the effective time of the reclassification into (a) 0.2875 shares of common stock of the Registrant immediately after the effective time of the reclassification and (b) one share of Class B Redeemable common stock of the Registrant and (ii) the merger (the “Merger”) of NTL Incorporated with and into a subsidiary of the Registrant, each pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of December 14, 2005, the name of the Registrant was changed to NTL Incorporated. This Post-Effective Amendment No. 1 to Form S-8 is being filed by the Registrant to reflect to the change of the name of the Plan, following the consummation of the Reclassification and the Merger, to the “NTL Incorporated 2004 Stock Incentive Plan (formerly the Telewest Global, Inc. 2004 Stock Incentive Plan).” The contents of the Form S-8 (SEC File No.333-117262) as originally filed are hereby incorporated by reference.

Item 8. Exhibits

Exhibit No.	Description of Exhibit

4.1*	NTL Incorporated 2004 Stock Incentive Plan.

*    filed herewith

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No.1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 3rd day of March, 2006.

NTL INCORPORATED

By:	/s/ Jacques Kerrest

Name: Jacques Kerrest
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOWN BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Jacques Kerrest, Chief Financial Officer, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, in connection with the registrant’s registration statement in the name and on behalf of the registrant or on behalf of the undersigned as a director or officer of the registrant, on Form S-8 under the Securities Act, including, without limiting the generality of the foregoing, to sign the registration statement and any and all amendments (including post-effective amendments) to the registration statement, and any and all additional registration statements pursuant to Instruction E to Form S-8 under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Stephen A. Burch	Chief Executive Officer and Director	March 3, 2006
Stephen A. Burch	(Principal Executive Officer)

/s/ Jacques Kerrest	Chief Financial Officer (Principal Financial and	March 3, 2006
Jacques Kerrest	Accounting Officer)

/s/ Edwin M. Banks	Director	March 3, 2006
Edwin M. Banks

/s/ Jeffrey D. Benjamin	Director	March 3, 2006
Jeffrey D. Benjamin

	Director	March 3, 2006
William J. Connors

/s/ Simon Duffy	Director	March 3, 2006
Simon Duffy

/s/ David Elstein	Director	March 3, 2006
David Elstein

/s/ Charles Gallagher	Director	March 3, 2006
Charles Gallagher

/s/ William R. Huff	Director	March 3, 2006
William R. Huff

/s/ James F. Mooney	Director	March 3, 2006
James F. Mooney

	Director	March 3, 2006
Anthony (Cob) Stenham

/s/ George R. Zoffinger	Director	March 3, 2006
George R. Zoffinger

Index to Exhibits

Exhibit No.	Description of Exhibit

4.1*	NTL Incorporated 2004 Stock Incentive Plan.

*    filed herewith